Exhibit 7.03






                          REGISTRATION RIGHTS AGREEMENT


                                  BY AND AMONG


                THE SEVERAL INVESTORS LISTED ON SCHEDULE I HERETO


                                       AND


                          MONEYGRAM INTERNATIONAL, INC.






                           DATED AS OF MARCH 25, 2008

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                                TABLE OF CONTENTS

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ARTICLE I         DEFINITIONS.....................................................................................1
                  Section 1.1.      Certain Defined Terms.........................................................1
                  Section 1.2.      Terms Generally...............................................................4

ARTICLE II        REGISTRATION RIGHTS.............................................................................5
                  Section 2.1.      Demand Registrations..........................................................5
                  Section 2.2.      Piggyback Registrations.......................................................8
                  Section 2.3.      Lock-Up Agreements............................................................9
                  Section 2.4.      Registration Procedures......................................................10
                  Section 2.5.      Rule 144.....................................................................15
                  Section 2.6.      Certain Additional Agreements................................................15
                  Section 2.7.      Indemnification..............................................................16
                  Section 2.8.      Rule 144; Rule 144A..........................................................20
                  Section 2.9.      Underwritten Registrations...................................................20
                  Section 2.10.     Registration Expenses........................................................20

ARTICLE III       MISCELLANEOUS..................................................................................21
                  Section 3.1.      Other Activities; Nature of Holder Obligations...............................21
                  Section 3.2.      Adjustments Affecting Registrable Securities.................................22
                  Section 3.3.      Other Registration Rights Agreements.........................................22
                  Section 3.4.      Conflicting Agreements.......................................................22
                  Section 3.5.      Termination..................................................................22
                  Section 3.6.      Amendment and Waiver.........................................................22
                  Section 3.7.      Severability.................................................................22
                  Section 3.8.      Entire Agreement.............................................................22
                  Section 3.9.      Successors and Assigns.......................................................23
                  Section 3.10.     Counterparts; Execution by Facsimile Signature...............................23
                  Section 3.11.     Remedies.....................................................................23
                  Section 3.12.     Notices......................................................................23
                  Section 3.13.     Governing Law; Consent to Jurisdiction.......................................25

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                                     - i -
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                            INDEX OF PRINCIPAL TERMS


DEFINED TERM                                                        PAGE(S)
------------                                                        -------

Action.........................................................          1
Affiliate......................................................          1
Agreement......................................................          1
automatic shelf registration statement ........................         15
Beneficially Own...............................................          2
Business Day...................................................          1
Common Stock...................................................          2
Company........................................................    Recitals
Company Indemnitees............................................         18
Demand Notice..................................................          5
Demand Registration............................................          5
Demand Registration Statement..................................          5
Exchange Act...................................................          2
Governmental Entity............................................          2
GS Group Investor..............................................          2
GS Investors...................................................          2
GS Representative..............................................          2
Holder Indemnitees.............................................         17
Holders........................................................          2
Holders' Representative........................................          2
Holding Period.................................................          2
indemnified party..............................................         18
indemnifying party.............................................         18
Investor.......................................................    Recitals
Issuer Free Writing Prospectus.................................          2
Law............................................................          2
Losses.........................................................         17
Other Securities...............................................          2
Partnership Distribution.......................................          5
Person.........................................................          2
Piggyback Notice...............................................          8
Piggyback Registration.........................................          8
Prospectus.....................................................          3
Purchase Agreement.............................................    Recitals
Registrable Securities.........................................          3
Registration Statement.........................................          3
Rule 144.......................................................          3
Rule 144A......................................................          3
SEC............................................................          3
Securities Act.................................................          3


                                     - ii -
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Selling Holder.................................................          4
Series B Preferred Shares......................................    Recitals
Series D Preferred Shares......................................          3
Subscription Agreement.........................................    Recitals
Subsidiary.....................................................          4
THL Investors..................................................          3
THL Representative.............................................          4
Transfer.......................................................          4
Transferee.....................................................          4
WKSI...........................................................         15


















                                    - iii -
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                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT dated as of March 25, 2008, by and among MoneyGram International, Inc., a Delaware corporation (the "COMPANY"), and the several investors listed on SCHEDULE I hereto (such investors are sometimes referred to individually as an "INVESTOR" and collectively as the "INVESTORS").

         WHEREAS, the Company, the THL Investors and the GS Investors (each as defined below) have entered into the Amended and Restated Purchase Agreement, dated as of March 17, 2008 (as amended, supplemented, restated or otherwise modified from time to time, the "PURCHASE AGREEMENT"), pursuant to and subject to the terms and conditions of which, among other things, the Company has agreed to sell to the THL Investors and the GS Investors and the THL Investors and GS Investors have agreed to purchase from the Company shares of the Company's Series B Participating Convertible Preferred Stock and Series B-1 Preferred Stock (collectively, the "SERIES B PREFERRED SHARES").

         WHEREAS, the Company has issued to the GS Group Investor shares of the Company's Series B-1 Participating Convertible Preferred Stock pursuant to that certain Subscription Agreement, dated March 25, 2008, by and between the Company and the GS Group Investor (the "SUBSCRIPTION AGREEMENT").

         WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to provide to the THL Investors and the GS Investors certain rights as set forth herein, and pursuant to the Subscription Agreement, the Company has agreed to provide to the GS Group Investor certain rights as set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

         "ACTION" means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

         "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

         "AGREEMENT" means this Registration Rights Agreement as it may be amended, supplemented, restated or modified from time to time.


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         "BENEFICIAL OWNERSHIP" by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or
(ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The term "BENEFICIALLY OWN" shall have a correlative meaning.

         "BUSINESS DAY" means any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated to close.

         "COMMON STOCK" means the common stock of the Company, par value $0.01 per share.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

         "GOVERNMENTAL ENTITY" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign and any applicable industry self-regulatory organization.

         "GS INVESTORS" means the investors listed under the heading "GS Investors" on Schedule I.

         "GS REPRESENTATIVE" means Bradley Gross or any or any other person designated by the GS Investors and the GS Group Investor, in lieu of Bradley Gross, as GS Representative.

         "HOLDERS" means any Investor and any permitted Transferee of Registrable Securities.

         "HOLDERS' REPRESENTATIVE" means Tom Hagerty or any or any other Holder designated by Tom Hagerty, in lieu of Tom Hagerty, as the Holders' Representative.

         "HOLDING PERIOD" means the period from the date of this Agreement until January 1, 2009.

         "ISSUER FREE WRITING PROSPECTUS" means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

         "LAW" means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

         "GS GROUP INVESTOR" means the investor listed under the heading "GS Group Investor" on Schedule I.

         "OTHER SECURITIES" means shares of equity securities of the Company other than Registrable Securities.

         "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political


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subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the
Exchange Act) comprised of two or more of the foregoing.

         "PROSPECTUS" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         "REGISTRABLE SECURITIES" means (i) all shares of Common Stock acquired by any Investor and its Affiliates on, and from and after, the date of this Agreement, (ii) the Series B Preferred Shares, (iii) Series D Preferred Shares issued upon conversion of Series B Preferred Shares, (iv) shares of Common Stock issued upon conversion of Series B Preferred Shares or Series D Preferred Shares, and (v) any securities issued directly or indirectly with respect to such shares described in clauses (i), (ii), (iii) or (iv) because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement or (ii) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

         "REGISTRATION STATEMENT" means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "RULE 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

         "RULE 144A" means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

         "SELLING HOLDER" means each Holder of Registrable Securities included in a registration pursuant to Article II.


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         "SERIES D PREFERRED SHARES" means the Series D Participating
Convertible Preferred Stock of the Company, par value $0.01 per share.

         "SUBSIDIARY" of any Person shall mean those corporations and other entities of which such Person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity.

         "THL INVESTORS" means the investors listed under the heading "THL Investors" on Schedule I.

         "THL REPRESENTATIVE" means Thomas Hagerty or any or any other person designated by the THL Investors, in lieu of Thomas Hagerty, as THL Representative.

         "TRANSFER" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

         "TRANSFEREE" means any of (i) the transferee of all or any portion of the Registrable Securities held by any Investor or (ii) the subsequent transferee of all or any portion of the Registrable Securities held by any Transferee; provided, that no Transferee shall be entitled to any benefits of a Transferee hereunder unless such Transferee executes and delivers to the Company an instrument substantially in the form provided as Exhibit A attached hereto.

         Section 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto. Unless otherwise specified, the words "this Agreement", "herein", "hereof", "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this


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Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                    ARTICLE II

                               REGISTRATION RIGHTS

         Section 2.1. Demand Registrations.

         (a) At any time and from time to time following the last day of the Holding Period, the Holders' Representative shall have the right by delivering a written notice to the Company (a "DEMAND NOTICE") to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by Holders and requested by such Demand Notice to be so registered (a "DEMAND REGISTRATION"); provided, however, that in respect of four out of the five Demand Registrations to which the Holders are entitled under this Agreement, a Demand Notice may only be made if the amount of Registrable Securities requested to be registered by the Holders' Representative is reasonably expected to generate aggregate gross proceeds (prior to deducting underwriting discounts and commissions and offering expenses) of at least $50 million. A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities, including any distribution to, and resale by, any partners of a Holder (a "PARTNER DISTRIBUTION"). As promptly as practicable, but no later than 7 Business Days after receipt of a Demand Notice, the Company shall give written notice of such Demand Notice to all Holders of record of Registrable Securities.

         (b) Following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, but not later than 30 days after receipt by the Company of such Demand Notice (subject to paragraph (f) of this Section 2.1), a Registration Statement (including, without limitation, on Form S-3 (or any comparable or successor form or forms or any similar short-form registration) by means of a shelf registration pursuant to Rule 415 under the Securities Act, if so requested and the Company is then eligible to use such a registration and if there is no then-currently effective shelf registration statement on file with the SEC which would cover all the Registrable Securities requested to be registered) (a "DEMAND REGISTRATION STATEMENT") relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders' Representative and any other Holder of Registrable Securities which shall have made a written request to the Company for inclusion in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Selling Holder) within 20 days after the receipt of the Demand Notice (or 10 days if, at the request of the Holders' Representative, the Company states in such written notice or gives telephonic notice to all Holders, with written confirmation to follow promptly thereafter, that such registration will be on a Form S-3), in accordance with the method or methods of disposition of the applicable Registrable Securities elected by such Holders (including a Partner Distribution), and the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof. The Company shall, at the request of any Holder seeking to effect a Partner Distribution, use its reasonable best efforts to file a Prospectus supplement or one or more


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post-effective amendments and otherwise take action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder if such disclosure or language was not included in the initial Registration Statement, or revise such disclosure or language if deemed necessary or advisable by such Holder, to effect such Partner Distribution; provided that no language shall be included that the Company's counsel considers misleading, inaccurate or otherwise inappropriate for inclusion in such document.

         (c) If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the amount, price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

               (i) first, the Registrable Securities for which inclusion in such demand offering was requested by an Investor or its Affiliates, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder;

               (ii) second, the Registrable Securities for which inclusion in such demand offering was requested by the other Holders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder; and

               (iii) third, among any holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder.

         (d) The Holders collectively shall be entitled to request no more than five Demand Registrations on the Company, and in no event shall the Company be required to effect more than one Demand Registration in any nine month period.

         (e) In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that nothing in this Section 2.1(e) is intended to limit the Company's obligations to maintain the continuous effectiveness of Short Form Registrations in accordance with the provisions of Section 2.1(i).

         (f) The Company shall be entitled to postpone (but not more than once in any six-month period), for a reasonable period of time not in excess of 75 days (and not for periods exceeding, in the aggregate, 100 days during any twelve-month period), the filing or initial effectiveness of a Demand Registration Statement if the Company delivers to the Holders' Representative a certificate signed by both the Chief Executive Officer and Chief Financial Officer of the Company certifying that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably


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be expected to materially adversely affect or materially interfere with any bona fide and reasonably imminent material financing of the Company or any reasonably imminent material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company.

         (g) The Holders' Representative shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement.

         (h) No request for registration will count for the purposes of the limitations in Section 2.1(c) if (A) the Holders' Representative determines in good faith to withdraw the proposed registration prior to the effectiveness of the Registration Statement relating to such request due to marketing conditions or regulatory reasons relating to the Company, (B) the Registration Statement relating to such request is not declared effective within 60 days of the date such Registration Statement is first filed with the SEC (other than by reason of the applicable Holders having refused to proceed or a misrepresentation or an omission by the applicable Holders), (C) prior to the sale or distribution of at least 90% of the Registrable Securities included in the applicable registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity or court, or (D) the conditions to closing specified in any underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by the one or more Holders). Notwithstanding anything to the contrary, the Company will pay all expenses (in accordance with Section 2.9) in connection with any request for registration pursuant to this Agreement regardless of whether or not such request counts toward the limitation set forth above.

         (i) Subject to Section 2.5, in addition to the Demand Registrations provided pursuant to this Section 2.1, at all times following the last day of the Holding Period, the Company will use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms or any similar short-form registration (including pursuant to Rule 415 under the Securities Act) ("SHORT-FORM REGISTRATION") and such Short-Form Registration shall promptly following the last day of the Holding Period be filed by the Company and constitute a shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis of, the Registrable Securities, pursuant to Rule 415 under the Securities Act, to permit the distribution of the Registrable Securities in accordance with the methods of distribution elected by the Holders. In no event shall the Company be obligated to effect any shelf registration other than pursuant to a Short-Form Registration. Upon filing a Short-Form Registration, the Company will use its reasonable best efforts to keep such Short-Form Registration effective with the SEC at all times (notwithstanding anything to the contrary in Section 2.1(d)) and to refile such Short-Form Registration upon its expiration, and to cooperate in any shelf take-down by amending or supplementing the prospectus statement related to such Short-Form Registration as may reasonably be requested by the Holders' Representative or as otherwise required, until the Holders no longer hold Registrable Securities.

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         Section 2.2. Piggyback Registrations. (a) If, at any time following the last day of the Holding Period, the Company (other than pursuant to Section 2.1) proposes or is required to file a registration statement under the Securities
Act with respect to an offering of Common Stock or other equity securities, whether or not for sale for its own account (other than a registration statement
(i) on Form S-4, Form S-8 or any successor forms thereto, (ii) filed solely in connection with any employee benefit or dividend reinvestment plan or (iii) pursuant to a Demand Registration in accordance with Section 2.1 hereof), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall give prompt written notice of such proposed filing at least 30 days before the anticipated filing date (the "PIGGYBACK NOTICE") to the Holders. The Piggyback Notice shall offer the Holders the opportunity to include in such registration statement the number of Registrable Securities as they may request (a "PIGGYBACK REGISTRATION"). Subject to Section 2.2(b) hereof, the Company shall use its reasonable best efforts to include in each such Piggyback Registration all Registrable
Securities with respect to which the Company has received from any Holder written requests for inclusion therein within 15 days following receipt of any Piggyback Notice by such Holder, which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof. The Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least 2 Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. The Company shall be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration for a period of 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold. There is no limitation on the number of Piggyback Registrations pursuant to this Section 2.2 which the Company is obligated to effect. No Piggyback Registration shall count towards registrations required under Section 2.1.

         (b) If any of the securities to be registered pursuant to the registration giving rise to the Holders' rights under this Section 2.2 are to be sold in an underwritten offering, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any Other Securities included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

               (i) first, all Other Securities being sold by the Company or by any Person (other than a Holder) exercising a contractual right to demand registration;

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               (ii) second, all Registrable Securities requested to be included by the Holders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder; and

               (iii) third, among any other holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

         (c) The Company shall, at the request of any Holder seeking to effect a Partner Distribution, use its reasonable best efforts to file any Prospectus supplement or post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Holder, to effect such Partner Distribution; provided that no language shall be included that the Company's counsel considers misleading, inaccurate or otherwise inappropriate for inclusion in such document.

         Section 2.3. Lock-Up Agreements.

         (a) Each Holder agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to this Article II in which such Holder has elected to include Registrable Securities, if requested (pursuant to a written notice) by the managing underwriter(s) not to effect any public sale or distribution of any common equity securities of the Company (or securities convertible into or exchangeable or exercisable for such common equity securities) (except as part of such underwritten offering) during the period commencing not earlier than 7 days prior to and continuing for not more than 90 days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the related Registration Statement (or a Prospectus supplement if the offering is made pursuant to a "shelf" registration) pursuant to which such underwritten offering shall be made; provided, that such Holders shall only be so bound so long as and to the extent that each other stockholder having registration rights with respect to the securities of the Company is similarly bound, and provided further that a request under this Section 2.3(a) shall not be effective more than once in any twelve-month period.

         (b) With respect to each underwritten offering of Registrable Securities covered by a registration pursuant to Section 2.1, the Company agrees not to effect any public sale or distribution, or to file any registration statement (other than (x) any such registration statement required under Section
2.1 or (y) a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing not earlier than 7 days prior to and continuing for not more than 90 days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the related registration statement (or a Prospectus supplement if the offering is made pursuant to a "shelf" registration) pursuant to which such underwritten offering of Registrable Securities shall be made, in each case, as may be requested by the managing underwriter for such offering; provided that a request under this Section 2.3(b) shall not be effective more than once in any twelve-month period.

         Section 2.4. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article II, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

         (a) Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof (including a Partner Distribution), and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Selling Holders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company's books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to any registration pursuant to Section 2.1 or
2.2 to which the Holders' Representative, its counsel, or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable Law.

         (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

         (c) Notify each Selling Holder and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such notice in writing,
(i) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a

Registration Statement or the initiation of any proceedings for that purpose,
(iv) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 2.4(o) below) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the existence of any fact of which the Company becomes aware that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

         (e) If requested by the managing underwriter(s), if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing underwriter(s), if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after the Company has received such request.

         (f) Furnish or make available to each Selling Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter(s)), and such other documents, as such Holders or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offering.

         (g) Deliver to each Selling Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 2.4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

         (h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions within the United States as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

         (i) Cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Selling Holder that the Registrable Securities represented by the certificates so delivered by such Selling Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Selling Holders may request at least 2 Business Days prior to any sale of Registrable Securities.

         (j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities within the United States, except as may be required solely as a consequence of the nature of such Selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the managing underwriter(s), if any, to consummate the disposition of such Registrable Securities.

         (k) Upon the occurrence of any event contemplated by Section 2.4(c)(ii), (c)(iii), (c)(iv), (c)(v) or (c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document so that, as thereafter delivered to the Selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (l) Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.

         (m) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

         (n) Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed on each national securities exchange, if any, on which similar securities issued by the Company are then listed.

         (o) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Selling Holders of such Registrable Securities opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsels to the Selling Holders of the Registrable Securities), addressed to each Selling Holder of Registrable Securities and each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each Selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 2.7 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

         (p) Upon execution of a customary confidentiality agreement, make available for inspection by a representative of the Selling Holders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Selling Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

         (q) Cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, by participation in "road shows") taking into account the Company's business needs.

         (r) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

         (s) Take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, Prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (t) Use its reasonable best efforts to take all other steps necessary to effect the registration of Registrable Securities contemplated hereby.

              To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a "WKSI") at the time any Demand Registration request is submitted to the Company, and such Demand Registration request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an "AUTOMATIC SHELF REGISTRATION STATEMENT") on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered. The Company shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. Subject to
Section 2.5, if the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall, upon written request by the Holders' Representative, refile a new automatic shelf registration statement covering the Registrable Securities, if there are any remaining Registrable Securities covered thereunder. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

               If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

         The Company may require each Selling Holder to furnish to the Company in writing such information required in connection with such registration regarding such Selling Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

         Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(c)(ii), (c)(iii), or (c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the Company shall extend the time periods under Section 2.1 and Section 2.2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

         Section 2.5. Rule 144. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to file or refile any registration statement pursuant to the provisions of Section 2.1(i), or refile any automatic shelf registration statement pursuant to Section 2.4(t), if the Company and the Holders' Representative shall receive a written opinion from counsel reasonably satisfactory to the Company and the Holders' Representative that the Holders can sell their Registrable Securities freely under Rule 144 without (x) any limitations on the amount of Registrable Securities which may be sold by the Holders or (y) any other requirement imposed by Rule 144 (including, without limitation, the requirement relating to the availability of current public information with respect to the Company).

         Section 2.6. Certain Additional Agreements. If any Registration Statement or comparable statement under state "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the

Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder; provided, however, that if any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if in such Holder's sole and exclusive judgment, such Holder is or might be deemed to be an underwriter or a controlling Person of the Company, such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder; provided that with respect to this clause (ii), if reasonably requested by the Company, such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

         Section 2.7. Indemnification.

         (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Selling Holder and the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, each underwriter (including any Holder that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, "HOLDER INDEMNITEES"), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation and reasonable attorneys' fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, "LOSSES"), as incurred, arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement or any other offering circular, amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final Prospectus, any document incorporated by reference therein or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) any violation by the Company of any Law applicable in connection with any such registration, qualification, or compliance; provided, that the Company will not be liable to a Selling Holder or underwriter, as the case may be, in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Selling Holder or underwriter, as the case may be, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or underwriter specifically for inclusion in such document; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, or to any Person who is a selling Holder in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter or selling Holder within the meaning of the Securities Act, under the indemnity agreement in this Section 2.7 with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, selling Holder or controlling Person results from the fact that such underwriter or selling Holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter or selling Holder and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

         (b) Indemnification by Selling Holders. In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder agrees, severally and not jointly with any other Person, to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, the officers and directors of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, "COMPANY INDEMNITEES"), from and against all Losses, as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any other offering circular or any amendment of or supplement to any of the foregoing or any other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for inclusion in such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of its directors, officers or controlling Persons. The Company may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that the holder thereof acknowledge its agreement to be bound by the provisions of this Agreement (including Section 2.7) applicable to it.

         (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "INDEMNIFYING PARTY") of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party's expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

         (d) Contribution.

               (i) If the indemnification provided for in this Section 2.7 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

               (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

               (iii) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               (iv) The obligation of any Selling Holder obliged to make contribution pursuant to this Section 2.7(d) shall be several and not joint.

         (e) Additional Provisions.

               (i) Notwithstanding anything to the contrary contained in this Agreement, an indemnifying party that is a Holder shall not be required to indemnify or contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such Holder in the applicable offering exceeds the amount of any damages that such Holder has otherwise been required to pay pursuant to Section 2.7(b).

               (ii) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, partner or controlling Person of such indemnified party and shall survive the Transfer of securities.

               (iii) The indemnification and contribution required by this
Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Loss is incurred.

               (iv) To the extent that any of the Selling Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 2.7 shall be applicable to the benefit of the Selling Holders in their role as deemed underwriter in addition to their capacity as a Selling Holder (so long as the amount for which any other Selling Holder is or becomes responsible does not exceed the amount for which such Selling Holder would be responsible if the Selling Holder were not deemed to be an underwriter of Registrable Securities) and (ii) the Selling Holders and their representatives shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

         Section 2.8. Rule 144; Rule 144A. The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or Rule 144A under the Securities Act or any similar rules or regulations hereafter adopted by the SEC), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

         Section 2.9. Underwritten Registrations. (a) If any offering of Registrable Securities pursuant to any Demand Registration or shelf registration is an underwritten offering, the Holders' Representative shall have the right to select the investment banker or investment bankers and managers to administer the offering, subject to approval by the Company, not to be unreasonably withheld or delayed, which investment banker or investment bankers and managers may be an Affiliate of any of the Investors. The Company shall have the right to select the investment banker or investment bankers and managers to administer any incidental or Piggyback Registration.

         (b) No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form (including pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter, provided that no such person will be required to sell more than the number of Registrable Securities that such Person has requested the Company to include in any registration), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that such Person (other than the Company) shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter(s) by such Person and provided further, that such Person's (other than the Company's) liability in respect of such representations and warranties shall not exceed such Person's net proceeds from the offering.

         Section 2.10. Registration Expenses. The Company shall pay all reasonable documented expenses incident to the Company's performance of or compliance with its obligations under this Article II, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or the National Association of Securities Dealers, Inc. and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 2.4(h)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company,
(iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, and (vi) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any "cold comfort" letters required by this Agreement) and any other Persons, including special experts retained by the Company. For the avoidance of doubt, the Company shall pay the fees and disbursements of one firm of counsel for the Holders in connection with each registration under Article II, but the Company shall not pay any underwriting discounts attributable to sales by Holders of Registrable Securities. In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.1. Other Activities; Nature of Holder Obligations. (a) Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit an Investor or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business. Notwithstanding anything herein to the contrary, the restrictions contained in this Agreement shall not apply to Common Stock or any other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, acquired by an Investor or any of its Affiliates following the effective date of the first Registration Statement of the Company covering Common Stock (or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities) to be sold on behalf of the Company in an underwritten public offering.

         (b) Nature of Holders' Obligations. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto or in connection herewith, shall be deemed to constitute the Holders as a partnership, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or any of the transactions contemplated by this Agreement.

         Section 3.2. Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of any Holder of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

         Section 3.3. Other Registration Rights Agreements. Until after the third Demand Registration, the Company shall not enter into any agreement with respect to any equity securities that grants or provides holders of such securities with registration rights that have terms more favorable than the registration rights granted to Holders of the Registrable Securities in this Agreement unless similar rights are granted to Holders of Registrable Securities.

         Section 3.4. Conflicting Agreements. Each party represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

         Section 3.5. Termination. This Agreement shall terminate upon the later of such time as there are no Registrable Securities and the fifteenth anniversary of the Closing, except for the provisions of Sections 2.7, 2.8, 2.10 and this Article III, which shall survive such termination.

         Section 3.6. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such modification, amendment or waiver is approved in writing by the Company, the THL Representative, and the GS Representative; provided that the written consent of the Company and the Investors shall be sufficient in order to effect a modification, amendment or waiver of any provision of this Agreement which (i) affects only the rights of the Company or the Investors or (ii) does not adversely affect the rights of any party hereto other than the Investors. Any party hereto may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         Section 3.7. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         Section 3.8. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Purchase Agreement, and the Subscription Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

         Section 3.9. Successors and Assigns. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any party without the prior written consent of the other party hereto, provided that an Investor may transfer its rights and obligations hereunder (in whole or in part) to any Transferee (and any Transferee may transfer such rights and obligations to any subsequent Transferee) without the prior written consent of the Company. Any such assignment shall be effective upon receipt by the Company of (x) written notice from the transferring Holder stating the name and address of any Transferee and identifying the number of shares of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement in substantially the form attached as Exhibit A hereto from such Transferee to be bound by the applicable terms of this Agreement. Any such transfer shall be without prejudice to Section 3.3. Any action taken by Holders' Representative shall not become void or ineffective as a result of a subsequent change in the identity of the Holders' Representative.

         Section 3.10. Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

         Section 3.11. Remedies. (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

         (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         Section 3.12. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

         If to the Company:

                 MoneyGram International Inc.
                 1500 Utica Avenue South, MS 8020
                 Minneapolis, Minnesota 55416
                 Fax No.:  (952) 591-3859
                 Attn:  Teresa H. Johnson, Esq.

         with a copy (which shall not constitute notice) to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Attention:   David Silk
                  Fax:  (212) 403-2000

         If to any Investor set forth on Schedule I hereto under the heading "THL Investors", to it:

                   c/o Thomas H. Lee Partners, L.P.
                   100 Federal Street, 35th Floor
                   Boston, Massachusetts  02110
                   Fax No.: (617) 227-3514
                   Attn:  Thomas M. Hagerty
                          Seth W. Lawry
                          Scott L. Jaeckel

         with copies (which shall not constitute notice) to:

                  Weil, Gotshal & Manges LLP
                  100 Federal Street, 34th Floor
                  Boston, Massachusetts  02110
                  Attn:  James Westra
                         Steven Peck
                  Fax: (617) 772-8333

         If to any Investor set forth on Schedule I hereto under the heading "GS Investors", to it:

                  c/o Goldman, Sachs & Co.
                  85 Broad Street
                  New York, New York  10004
                  Attention:  Edward Pallesen
                              Bradley Gross
                  Fax:  (212) 357-5505

         with copies (which shall not constitute notice) to:

                  Fried, Frank, Harris, Shriver & Jacobson LLP
                  One New York Plaza
                  New York, New York 10004
                  Attention:  Robert Schwenkel
                              David Shaw
                  Fax:  (212) 859-4000

         Section 3.13. Governing Law; Consent to Jurisdiction. (a) This Agreement shall be governed in all respects by the laws of the State of New York.

         (b) Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan in the City of New York, New York in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any Action relating to this Agreement in any court other than a Federal or state court located in the Borough of Manhattan in the City of New York, New York.

         (c) Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal Action or proceeding in relation to this Agreement and for any counterclaim therein.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.



                                          MONEYGRAM INTERNATIONAL, INC.

                                          By: /s/ Philip W. Milne
                                              -------------------------------
                                              Name: Philip W. Milne
                                              Title: Chairman, President and
                                                     Chief Executive Officer

                                     THOMAS H. LEE EQUITY FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC,
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Scott L. Jaeckel
                                         --------------------------------------
                                         Name: Scott L. Jaeckel
                                         Title: Managing Director


                                     THOMAS H. LEE PARALLEL FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Scott L. Jaeckel
                                         --------------------------------------
                                         Name: Scott L. Jaeckel
                                         Title: Managing Director


                                     THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Scott L. Jaeckel
                                         --------------------------------------
                                         Name: Scott L. Jaeckel
                                         Title: Managing Director



                [Signature Page to Registration Rights Agreement]

                           GS CAPITAL PARTNERS VI FUND, L.P.
                              By: GSCP VI Advisors, L.L.C., its General Partner

                              By: /s/ Bradley Gross
                                  ----------------------------------------------
                                  Name: Bradley Gross
                                  Title: Managing Director and Vice President


                           GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.
                              By: GSCP VI Offshore Advisors, L.L.C.,
                                  its General Partner

                              By: /s/ Bradley Gross
                                  ----------------------------------------------
                                  Name: Bradley Gross
                                  Title: Managing Director and Vice President


                           GS CAPITAL PARTNERS VI GMBH & CO. KG
                              By: GS Advisors VI, L.L.C.,
                                  its Managing Limited Partner

                              By: /s/ Bradley Gross
                                  ----------------------------------------------
                                  Name: Bradley Gross
                                  Title: Managing Director and Vice President


                           GS CAPITAL PARTNERS VI PARALLEL, L.P.
                              By: GS Advisors VI, L.L.C., its General Partner

                              By: /s/ Bradley Gross
                                  ----------------------------------------------
                                  Name: Bradley Gross
                                  Title: Managing Director and Vice President



                [Signature Page to Registration Rights Agreement]

                              GSMP V ONSHORE US, LTD.

                              By: /s/ Bradley Gross
                                  ----------------------------------------------
                                  Name: Bradley Gross
                                  Title: Managing Director and Vice President



                              GSMP V OFFSHORE US, LTD.

                              By: /s/ Bradley Gross
                                  ----------------------------------------------
                                  Name: Bradley Gross
                                  Title: Managing Director and Vice President



                              GSMP V INSTITUTIONAL US, LTD.

                              By: /s/ Bradley Gross
                                  ----------------------------------------------
                                  Name: Bradley Gross
                                  Title: Managing Director and Vice President



                              THE GOLDMAN SACHS GROUP, INC.

                              By: /s/ Bradley Gross
                                  ----------------------------------------------
                                  Name: Bradley Gross
                                  Title: Attorney-in-Fact








                [Signature Page to Registration Rights Agreement]

                                   SCHEDULE I


                                 THL INVESTORS:


                       THOMAS H. LEE EQUITY FUND VI, L.P.


                      THOMAS H. LEE PARALLEL FUND VI, L.P.


                    THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.


                                  GS INVESTORS:


                        GS CAPITAL PARTNERS VI FUND, L.P.


                   GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.


                      GS CAPITAL PARTNERS VI GmbH & Co. KG


                      GS CAPITAL PARTNERS VI PARALLEL, L.P.


                             GSMP V ONSHORE US, LTD.


                            GSMP V OFFSHORE US, LTD.


                          GSMP V INSTITUTIONAL US, LTD.


                               GS GROUP INVESTOR:


                          THE GOLDMAN SACHS GROUP, INC.

                                   [EXHIBIT A]


[Company]
[Address]
Attention: General Counsel

Ladies and Gentlemen:

         Reference is made to the Registration Rights Agreement, dated as of [Date] (the "Agreement"). Capitalized terms used and not otherwise defined herein are used herein as defined in the Agreement. The undersigned ("TRANSFEREE") hereby: (i) acknowledges receipt of a copy of the Agreement; (ii) notifies the Company that, on [Date], Transferee acquired from [insert name of assigning Holder] (pursuant to a private transfer that was exempt from the registration requirements under the Securities Act) [describe the Registrable Securities that were transferred] (the "TRANSFERRED SECURITIES") and an assignment of such transferor's rights under the Agreement with respect and to the Transferred Securities, and the Transferee has assumed from such transferor the liability of the transferor in respect of any and all obligations under the Agreement related to the Transferred Securities; and (iii) agrees to be bound by all terms of the Agreement with respect to the Transferred Securities applicable to a Holder of such Transferred Securities as if the Transferee was an original signatory to the Agreement. Notices to the Transferee for purposes of the Agreement may be addressed to: [-], [-], Attn: [-], Fax: [-]. This document shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that State.

                                             [Transferee]


                                             [By:]
                                                  ------------------------
                                             Name:
                                             [Title:]

cc:  [Transferor]